UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 20, 2015

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2015, the independent members of the board of directors of Fluidigm Corporation (the “Company”) concluded a review of matters relating to our Chief Executive Officer’s compliance with our Code of Ethics and Conduct (the “Code”). In connection with its review, the independent directors engaged independent legal counsel and a forensic accounting firm. The independent directors concluded, and our Chief Executive Officer acknowledged, that the Chief Executive Officer had violated the conflict of interest provisions of the Code based on an undisclosed personal relationship with an employee of the Company. The Chief Executive Officer has agreed to reimburse $200,000 of the Company’s legal and accounting expenses incurred as a result of the review. In addition, the directors determined that no intentional financial misconduct had occurred, and the Chief Executive Officer has agreed to reimburse the Company for certain personal expenses totaling approximately $1,630 that were incorrectly reimbursed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: July 23, 2015	By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer